Exhibit 99.1

Dolphin Issues Letter to Shareholders: Highlights Launch into Multibillion Dollar Women’s Sports Market; FY 2024 Expects Revenue to Exceed $50M, +20% YoY, and to Record Positive Adjusted Operating Income; CEO Doubles Down on Buying DLPN Stock

MIAMI, FL / Dolphin (NASDAQ:DLPN), an independent leader in content production, entertainment marketing, and related ventures, announced the release of a letter to shareholders by Bill O’Dowd, CEO.

Dear Shareholders,

I have been capitalizing on the current microcap market landscape by increasing my personal investment in DLPN stock.

In this microcap environment, I believe there are tremendous buying opportunities, and I firmly believe Dolphin is one of them.

I bought $50,000 of DLPN last December, when our share price was over $1.50. I bought another $50,000 of DLPN stock this September when our share price was less than $0.75. As the saying goes, if I thought we were a good value above $1.50, I really think so below $0.75. Especially when you factor in all of the catalysts for our company that have been realized since last December –

We recorded record revenue in Q4 of last year.

We broke that record in Q1 of this year.

In May, we had “Blue Angels” in theaters, the first of our documentary co-productions under our multi-year arrangement with IMAX. “Blue Angels” was the #1 movie on Amazon Prime over Memorial Day Weekend, and has been highly successful for us, generating well over $1M in ROI already, with years of additional revenue flow to come from its screening on an annual basis in IMAX institutional theaters (i.e. museums, etc.).

That same month we launched Staple Gin – available in stores in New York and online across the country. Created by our long-standing client, Rachael Ray, Staple Gin has already won numerous industry awards and has secured industry heavyweight Southern Wine & Spirits for its distribution partner.

In July, we acquired Elle Communications, a leading Impact PR firm that is a perfect strategic fit for us. Founded by Danielle Finck, Elle is a profitable, 16 year-old enterprise with fantastic margins. We believe that each of our companies has multiple avenues to cross-sell services with Elle, since Impact work is on the agenda of virtually every one of our clients.

And, just last week, we announced the formation of Always Alpha, the first management firm of its kind fully focused on women’s sports, in partnership with Olympic legend and well-known inspiration for female athletes, Allyson Felix. With revenue generated by women’s sports projected to exceed $1 billion in 2024, a staggering 300% increase from 2021 (Deloitte), and the women’s sports merchandise market projected at $4 billion (Klarna, Sports Innovation Lab), this industry presents immense opportunities for growth and value creation.

https://www.accesswire.com/928470/always-alpha-launches-as-first-management-firm-of-its-kind-fully-focused-on-womens-sports

The press response to Always Alpha has been nothing short of fantastic. Here are a few highlights:

https://variety.com/2024/biz/news/always-alpha-allyson-felix-womens-sports-management-dolphin-1236170273/

https://www.cbsnews.com/video/allyson-felix-launches-women-focused-sports-management-firm/

https://www.inc.com/ali-donaldson/allyson-felix-famously-stood-up-to-nike-now-she-wants-to-help-other-athletes-land-brand-deals/90985705

https://www.sportsbusinessjournal.com/Articles/2024/10/08/allyson-felix-agency-launch

That’s a lot of good news in less than a year. We believe these catalysts represent growth and real upside for Dolphin. And, of course, all of this is on top of the great work that our industry-leading marketing companies do every day. Dolphin's PR firms – 42West, Shore Fire Media, and The Door – each managed hundreds of campaigns this year, including Awards campaigns on behalf of clients for 24 Oscar, 17 Emmy and 25 Grammy nominations. Our influencer marketing agency, The Digital Dept., handled over 4,000 campaigns on behalf of our brand and talent clients. And our celebrity booking agency, Special Projects, handled dozens of signature entertainment events from the Academy Museum Gala to movie and streaming premieres, as well as high fashion events for clients like CHANEL, Gucci and Valentino.

Doubling down on DLPN stock reflects my strong belief in the remarkable progress at Dolphin, which we believe positions us for success.

We anticipate achieving more than 20% revenue growth this year, propelling our annual revenue beyond the $50 million milestone, while simultaneously achieving positive adjusted operating income for the year.

With our expanded capabilities, diverse client base, and talented team, we believe we are well-positioned to capitalize on the exciting opportunities ahead, particularly in the fast-growing influencer marketing industry and in the booming women's sports market.

We expect positive adjusted operating income on a recurring annual basis. We believe this alone separates us from many of our microcap peers.

I plan to continue increasing my stake, as I believe that our current valuation does not reflect the true current strength and future potential of our business.

In closing, I want to express my gratitude to our dedicated employees, partners, and shareholders for their unwavering support. Together, we have built a remarkable company that we believe is poised for continued success. As we celebrate milestones like the launch of Always Alpha, and the completion of our entertainment marketing "Super Group," let us look forward with anticipation to the exciting journey ahead.

Sincerely,

Bill O'Dowd

CEO, Dolphin Entertainment

About Dolphin:
Dolphin (NASDAQ:DLPN), founded in 1996 by Bill O'Dowd, has evolved from its origins as an Emmy-nominated television, digital, and feature film content producer to a company with three dynamic divisions: Dolphin Entertainment, Dolphin Marketing, and Dolphin Ventures.

Dolphin Entertainment: This legacy division, where it all began, has a rich history of producing acclaimed television shows, digital content, and feature films. With high-profile partners like IMAX and notable projects including "The Blue Angels," Dolphin Entertainment continues to set the standard in quality storytelling and innovative content creation.

Dolphin Marketing: Established in 2017, this division has become a powerhouse in public relations, influencer marketing, branding strategy, talent booking, and special events. Comprising top-tier companies such as 42West, The Door, Shore Fire, Special Projects, and The Digital Dept., Dolphin Marketing serves a wide range of industries, from entertainment, music and sports to hospitality, fashion and consumer products.

Dolphin Ventures: This division leverages Dolphin's best-in-class cross-marketing acumen and business development relationships to create, launch and/or accelerate innovative ideas and promising products, events and content in our areas of expertise. Key ventures include collaborations with Rachael Ray for Staple Gin and Mastercard Midnight Theatre.

This press release contains 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment Inc.'s offering of common stock as well as expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACT:
James Carbonara
HAYDEN IR
(646)-755-7412
james@haydenir.com